CHIPS AND TECHNOLOGIES, INC.
                    Proxy for Annual Meeting of Stockholders
                      Solicited by the Board of Directors


P
          The undersigned hereby appoints James F. Stafford and Jeffery Anne R Tatum or either as proxy with the power of substitution to vote and act on and consent in respect to any and all shares of the stock of Chips and O Technologies, Inc., held or owned by or standing in the name of the undersigned on the Company's books on September 12, 1994, at the Annual X Meeting of Stockholders of the Company to be held at the Sheraton San Jose
     Hotel, 1801 Barber Lane, Milpitas, California 95035 at 3:30 p.m., on Y November 10, 1994, and any continuation or adjournment thereof, with all powers the undersigned would possess if personally present at the meeting.

          The undersigned hereby directs and authorizes said proxies, and each of them, or their substitute or substitutes, to vote as hereinabove specified with respect to the nominees and the proposals listed on the reverse side hereof, or, if no specification is made, to vote in favor thereof.

          The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters, which may properly come before the meeting or any continuation or adjournment thereof.

          The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of the Company, (b) accompanying Proxy Statement, and (c) Annual Report to Stockholders for the year ending June 30, 1994.



                                                                SEE REVERSE SIDE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

 ----
/ X / Please mark votes as in this example.
- - ----


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

1.       Election of one (1) director to Class II of the Board of Directors.

Nominee:  Bernard V. Vonderschmitt

                   FOR             WITHHELD
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                /    /            /    /
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                                                               MARK HERE   -----
                                                             FOR ADDRESS  /    /
                                                              CHANGE AND  -----
                                                              NOTE BELOW




2. To approve amending and restating the Company's 1985 Stock Option Plan (the "Option Plan") to modify certain provisions in order to comply with changes in applicable laws and to renew the Option Plan which will otherwise terminate on January 11, 1995.

                   FOR             AGAINST           ABSTAIN
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                /    /            /    /             /    /
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3.        To ratify  the  appointment  of Price  Waterhouse  LLP as  independent accountants of the Company for the fiscal year ending June 30, 1995.

                   FOR             AGAINST           ABSTAIN
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                /    /            /    /             /    /
                -----             -----              -----

     Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.



Signature:                                         Date:
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Signature:                                         Date:
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  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.